EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
First Northern Community Bancorp and Subsidiary

We consent to the incorporation by reference in Registration Statement Nos. No. 333-37874 and No. 333-136977 on Form S-8 of our report dated March 14, 2008, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of First Northern Community Bancorp for the year ended December 31, 2007.

/s/ MOSS ADAMS LLP

Stockton, California
March 14, 2008